UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 30, 2018

 Versum Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37664	47-5632014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8555 South River Parkway, Tempe, Arizona	85284
(Address of principal executive offices)	(Zip Code)

(602) 282-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2018, Versum Materials, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved the Amended and Restated Long-Term Incentive Plan (the “Amended LTIP”).   The Amended LTIP increases the number of shares of common stock, par value $1.00 per share, of the Company with respect to which awards may be granted under the plan by 1,500,000.  The Company’s stockholders also approved the material terms of the performance goals set forth in the Amended LTIP.  The material features of the Amended LTIP are described in the section entitled “Proposal 4 - Approval of Amended and Restated Long-Term Incentive Plan” on pages 14-25 of the Company’s Definitive Proxy Statement on Schedule 14A filed on December 21, 2017 in connection with the Annual Meeting (the “Proxy Statement”), and amended by the Second Supplement to Proxy Statement filed on January 17, 2018, which pages, as amended, are incorporated herein by reference.  The description of the Amended LTIP is qualified in its entirety by reference to the actual terms of the plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

At the Annual Meeting, the Company’s stockholders also approved the Amended and Restated Short-Term Incentive Plan (the “Amended STIP”).  The Amended STIP reflects certain changes in order to conform the Amended STIP provisions to the comparable provisions of the Amended LTIP described above, including (i) changes to the performance criteria on which performance goals may be based and the adjustments to such performance criteria for such awards, (ii) an increase in the maximum permitted individual bonus in respect of any one fiscal year from $4,000,000 to $5,000,000 and (iii) certain other clarifying changes.  The Company’s stockholders also approved the material terms of the performance goals set forth in the Amended STIP.  The material terms of the Amended STIP are described in the section entitled “Proposal 5 - Approval of Amended and Restated Short-Term Incentive Plan” on pages 26-29 of the Proxy Statement, which pages are incorporated herein by reference.  The description of the Amended STIP is qualified in its entirety by reference to the actual terms of the plan, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on January 30, 2018. There were present at the meeting, either in person or by proxy, holders of 100,566,468 shares of common stock which is 92.32% of the shares of stock entitled to vote at the meeting and which constituted a quorum. The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows.

Proposal One - Election of directors for a one-year term ending in 2019:

Nominee	For	Withheld	Broker Non-Votes
Seifi Ghasemi	92,565,699	2,185,824	5,814,945
Guillermo Novo	94,477,589	273,934	5,814,945
Jacques Croisetière	93,199,084	1,552,439	5,814,945
Dr. Yi Hyon Paik	94,477,267	274,256	5,814,945
Thomas J. Riordan	93,120,662	1,630,861	5,814,945
Susan C. Schnabel	94,552,489	199,034	5,814,945
Ambassador Alejandro D. Wolff	93,103,190	1,648,333	5,814,945

Proposal Two - Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018:

For	Against	Abstained
100,408,904	49,954	107,610
(99.95% of the votes cast)

Proposal Three - Approve, by non-binding advisory vote, the compensation paid to the Company’s Named Executive Officers (say-on-pay):

For	Against	Abstained	Broker Non-Votes
79,197,580	15,263,202	290,741	5,814,945
(83.84% of the votes cast)

Proposal Four - Approve the Company’s Amended and Restated Long-Term Incentive Plan:

For	Against	Abstained	Broker Non-Votes
92,030,592	2,559,517	161,414	5,814,945
(97.29% of the votes cast)

Proposal Five - Approve the Company’s Amended and Restated Short-Term Incentive Plan:

For	Against	Abstained	Broker Non-Votes
93,157,146	1,433,447	160,930	5,814,945
(98.48% of the votes cast)

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Versum Materials, Inc. Amended and Restated Long-Term Incentive Plan

10.2	Versum Materials, Inc. Amended and Restated Short-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versum Materials, Inc.

Date: January 31, 2018	By:	/s/ Michael W. Valente
Michael W. Valente
Senior Vice President Law and Human Resources, General Counsel and Secretary